UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 9, 2004

Wilsons The Leather Experts Inc. (Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 Boone Ave. N. Brooklyn Park, Minnesota (Address of principal executive offices)	55428 (Zip Code)

Registrant’s telephone number, including area code	(763) 391-4000

Item 7. Financial Statements and Exhibits
Item 12. Results of Operations and Financial Condition
SIGNATURES
Index to Exhibits
Press Release
Reconciliation Table of non-GAAP Numbers

Item 7. Financial Statements and Exhibits

     (c)  Exhibits. The following exhibits are filed with this report.

99.1	The Press Release of Wilsons The Leather Experts Inc. (the “Company”) dated March 9, 2004, containing its financial results for the fourth quarter ended January 31, 2004.

99.2	Reconciliation Table of non-GAAP numbers.

Item 12. Results of Operations and Financial Condition

     On March 9, 2004, the Company issued the Press Release that is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The Press Release contains information concerning the Company’s net income (loss) before restructuring and other charges, which is not calculated in accordance with generally accepted accounting principals (“GAAP”). A reconciliation of these non-GAAP financial measures is contained in the Press Release filed herewith. In addition, other non-GAAP financial measures, which exclude amounts related to restructuring and other charges, will also be mentioned in the Company’s earnings conference call to be held on March 9, 2004. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in Exhibit 99.2 filed herewith. The Company believes that the presentation of net income (loss) before the restructuring and other charges and other non-GAAP numbers calculated before the restructuring charges provides a useful analysis of its ongoing operating trends and helps investors compare operating performance period to period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

Date:	March 9, 2004	By	/s/ Peter G. Michielutti Peter G. Michielutti Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description

99.1	The Company’s Press Release dated March 9, 2004 containing its financial results for the fourth quarter ended January 31, 2004.

99.2	Reconciliation Table of non-GAAP numbers.